                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Heritage Commerce Corp:

We consent to incorporation by reference in the registration statement (No. 333-59277) on Form S-8 of Heritage Commerce Corp. of our report dated January 10, 1997, relating to the statements of income, retained earnings, and cash flows for the year ended December 31, 1996, of Heritage Bank of Commerce, which report appears in the December 31, 1998, annual report on Form 10-K of Heritage Commerce Corp.



/s/ KPMG LLP

Mountain View, California
March 25, 1999